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                                                                    EXHIBIT 99.1

                                 REVOCABLE PROXY
                              VALLEY BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints _______________, _______________ and _______________, or any of them in case the others are unable or unwilling to act, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Valley Bancorp, Inc. held of record by the undersigned on January 10, 2002, at the Annual Meeting of Stockholders to be held at the administrative offices of Valley Bank of Maryland, 130 Lakefront Drive, Hunt Valley, Maryland on February 14, 2002 or any adjournments thereof. The affirmative vote of two-thirds of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy which is voted against the agreement and plan of reorganization, the plans of merger and the transactions contemplated thereby will be voted in favor of adjournment to solicit further proxies for such proposal.

        1. ACQUISITION. The agreement and plan of reorganization, dated as of August 24, 2001, between Valley Bancorp, Inc. and American Home Mortgage Holdings, Inc., the related plans of merger and the transactions contemplated thereby. These transactions include the merger of either Valley with and into a newly-formed wholly-owned subsidiary of American Home or, in certain circumstances, the merger of a newly-formed wholly-owned subsidiary of American Home with and into Valley.

            |_|  FOR                |_|  AGAINST            |_|  ABSTAIN

        2. ELECTION OF DIRECTORS. A proposal to elect three directors of Valley.

            |_| Joseph M. Solomon  |_|  Alleck A. Resnick  |_|  Bernard Gilden

            |_| FOR all nominees listed above (except as marked to the contrary)

            |_| WITHHOLD authority to vote for all nominees listed above

             To withhold as to less than all nominees, strike through the names of one or more nominees for whom you wish to withhold.

        3. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business, including, if submitted to a vote of the stockholders, a motion to adjourn the annual meeting to another time and place for the purpose of soliciting additional proxies as may properly be presented at the meeting or any adjournments or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION AND FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

        The undersigned acknowledges receipt from Valley Bancorp, Inc. prior to the execution of this Proxy of Notice of the Annual Meeting and the related Proxy Statement/Prospectus.

DATED:  ___________________________, 2002

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                  Print Name of Stockholder                                          Print Name of Stockholder


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                          Signature                                                          Signature

                                                               Please sign exactly as name appears on the envelope in which this card was mailed. When shares are held by joint tenants, both should sign. signing When as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by
                                                               President or other authorized officer. If a partnership, please sign in partnership name by authorized person
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           PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENEVELOPE.